SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2016 root9B Technologies, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

4521 Sharon Road, Suite 300
Charlotte, North Carolina  28211
(Address of Principal Executive Offices)

(704) 521-8077
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2016, root9B Technologies, Inc. (the “Company”) entered into Note Extension Agreements (the “Note Extension Agreements”) with existing noteholders of the Company (the “Noteholders”) holding an aggregate principal balance of One Million Six Hundred Thousand Dollars ($1,600,000) of the Company’s 10% Convertible Notes (the “Notes”). Pursuant to the Note Extension Agreements, the Noteholders agreed to extend the maturity date of the Notes from May 21, 2016 to May 21, 2017. As consideration for the extension, the Company agreed to issue the Noteholders warrants (the “Warrants”) to purchase an aggregate of Four Hundred Eighty Thousand (480,000) shares of the Company’s common stock at an exercise price of $1.10 per share.  The Warrants are immediately exercisable and will expire five (5) years from the date of issuance.

The description of the Note Extension Agreements and the Warrants described in this Item 1.01 does not purport to be complete and are qualified in their entirety by reference to the form of Note Extension Agreement and the Form of Warrant filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Warrant
10.1	Form of Convertible Promissory Note Extension Agreement, dated April 18, 2016, by and between the Company and the noteholders listed on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B TECHNOLOGIES, INC.

Dated: April 22, 2016	By:	/s/ Joseph J. Grano, Jr.
Joseph J. Grano, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Warrant
10.1	Form of Convertible Promissory Note Extension Agreement, dated April 18, 2016, by and between the Company and the noteholders listed on the signature pages thereto